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                                                                     Exhibit 3.3

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              CPI ACQUISITION CORP.

         CPI Acquisition Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

         1. The name of the Corporation is CPI Acquisition Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 13, 2003.

         2. This Restated Certificate of Incorporation (this "Restated Certificate of Incorporation"), having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the stockholders of Corporation, restates and amends the provisions of the Certificate of Incorporation. As so restated and amended, this Restated Certificate of Incorporation reads as follows:

                                    ARTICLE I

         The name of the corporation is CPI Acquisition Corp. (the
"Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle County, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

         SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 6,000,000 shares, consisting of (i) 500,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), and (ii) 5,500,000 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of any of the Preferred Stock or the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no

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vote of the holders of any of the Preferred Stock or the Common Stock voting separately as a class shall be required therefor.

         SECTION 2. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

         SECTION 3. (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the DGCL.

         (b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such holders by this Restated Certificate of Incorporation (including any Certificate of Designation relating to such series).

         (c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         (d) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

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                                    ARTICLE V

         SECTION 1. Except as otherwise fixed by a resolution or resolutions pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may only be elected by the holders of any series of Preferred Stock, if any, shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until each of their successors shall have been elected and qualified or until each of their earlier resignation or removal. The election of directors need not be by written ballot.

         SECTION 2. Except as otherwise fixed by a resolution or resolutions pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors or as otherwise provided in the Bylaws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause may be filled by the Board of Directors, without any action by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the Bylaws of the Corporation. Any director elected in accordance with this Section 2 shall hold office until the next annual meeting of stockholders and until such director's successor shall have been elected and qualified or until such director's earlier resignation or removal.

                                   ARTICLE VI

         Except as otherwise required by law and except as otherwise fixed by a resolution or resolutions pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors or as otherwise provided in the Bylaws of the Corporation.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors.

                                  ARTICLE VIII

         In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

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                                   ARTICLE IX

         To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this
Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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         IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation and on behalf of the Corporation in the capacity specified under the undersigned's name, has duly executed this Restated Certificate of Incorporation as of January 22, 2004.

                                                   /s/ Michael F. Finley
                                                   -----------------------------
                                                   Michael F. Finley
                                                   President